EXHIBIT 99.1

EXCO RESOURCES ANNOUNCES REVENUES AND PRODUCTION

 FOR FIRST QUARTER AND CONFERENCE CALL

DALLAS, TEXAS, May 19, 2004…EXCO Resources, Inc. (EXCO) today reported revenues, earnings and cash flow for the quarter ended March 31, 2004.  For the quarter, EXCO reported a net loss of $9.1 million, including a $22.9 million non-cash pre-tax charge resulting from changes in the value of our derivative financial instruments, on oil and natural gas revenues of $47.7 million.  For the quarter, cash settlements on derivative financial instruments were $4.0 million, and net cash provided by operations was $29.1 million.  For the same period in 2003, EXCO had net income of $4.3 million on oil and natural gas revenues of $27.0 million, cash settlements on derivative financial instruments of $7.7 million, and net cash provided by operations was $8.6 million.  The cash settlements on derivative financial instruments in 2003 using our predecessor accounting method were netted in “Oil and natural gas revenues”, and in 2004 using our successor accounting method were included in “Commodity price risk management activities” in the Condensed Consolidated Statements of Operations included at the end of this release.

EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, and non-cash changes in the fair value of derivative financial instruments (Adjusted EBITDA) for the quarter ended March 31, 2004 was $28.8 million.  For the quarter ended March 31, 2003, Adjusted EBITDA was $14.9 million.  EBITDA and Adjusted EBITDA are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles (GAAP).  For a detailed summary and reconciliation of each of these non-GAAP measures to its most comparable GAAP measure please refer to the schedule entitled “Condensed Consolidated EBITDA and Adjusted EBITDA Reconciliations” included at the end of this release.

 Production for the three months ended March 31, 2004, was approximately 304,000 barrels of oil, 158,000 barrels of natural gas liquids, and 6.5 Bcf of natural gas as compared to first quarter 2003 production of approximately 323,000 barrels of oil, 98,000 barrels of natural gas liquids, and 4.0 Bcf of natural gas.  Overall, for the three months ended March 31, 2004, total production was approximately 9.2 Bcfe versus first quarter 2003 total production of approximately 6.6 Bcfe, a 2.6 Bcfe or 39% increase.

The average oil price per Bbl, before cash settlements of derivative financial instruments, received during the three months ended March 31, 2004, was $32.33 versus $32.39 for the three months ended March 31, 2003, a $0.06 per barrel or 0.2% decrease.  The average natural gas price per Mcf, before cash settlements of derivative financial instruments, received during the current three months was $5.30 versus $5.34 for the corresponding three months of the prior year, a $0.04 per Mcf or 0.7% decrease.  The average natural gas liquids price per Bbl received during the three months ended March 31, 2004, was $23.35 versus $28.04 during the three months ended March 31, 2003, a $4.69 per barrel or 16.7% decrease.

On July 29, 2003, EXCO was acquired by EXCO Holdings Inc. through a merger.  Results for the three months ended March 31, 2003 represent the predecessor basis of accounting before the merger with EXCO Holdings, and results for the three months ended March 31, 2004 represent the stepped up successor basis of accounting after the merger.  Results for the three months ended March 31, 2004 also include the activities of North Coast Energy, Inc. which was acquired by EXCO pursuant to a tender offer and merger on January 27, 2004 for a purchase price of $167.8 million and the assumption of $57.0 million of outstanding indebtedness.

EXCO will host a conference call on May 21, 2004, at 10:00 a.m. (Dallas time) to discuss the contents of this release and respond to questions.  Please call (800) 309-5788 if you wish to participate, and enter conference ID# 7565899.  A digital recording will be available starting two hours after the completion of the conference call until May 28, 2004.  Please call (800) 642-1687 and enter conference ID# 7565899 to hear the recording.

EXCO Resources, Inc. is a privately-held oil and gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Louisiana, Colorado, Ohio, Pennsylvania, West Virginia and Alberta, Canada.

Additional information about EXCO Resources, Inc. may be obtained by contacting the Company’s President, Ted Eubank, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084.

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This release may contain forward-looking statements relating to future financial results or business expectations.  Business plans may change as circumstances warrant.  Actual results may differ materially from those predicted as a result of factors over which the Company has no control.  Such factors include, but are not limited to:  acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which the Company is successful in integrating recently acquired businesses, regulatory changes and general economic conditions.  These risk factors and additional information are included in the Company’s reports on file with the Securities and Exchange Commission.

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2003	March 31, 2004
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,333	$28,647
Accounts receivable:
Oil and natural gas sales	13,514	21,296
Joint interest	3,857	2,587
Interest and other	1,895	2,026
Oil and natural gas derivatives	705	122
Marketable securities	818	54
Other	3,447	3,077
Total current assets	31,569	57,809
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	9,195	15,057
Proved developed and undeveloped oil and natural gas properties	416,679	629,919
Accumulated depreciation, depletion and amortization	(11,931)	(22,239)
Oil and natural gas properties, net	413,943	622,737
Gas gathering assets, net	—	17,891
Office and field equipment, net	1,101	5,142
Deferred financing costs, net	1,565	10,671
Oil and natural gas derivatives	204	59
Advances to affiliates	46	59
Goodwill	53,346	52,685
Other assets	3,256	3,215
Total assets	$505,030	$770,268

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2003	March 31, 2004
		(Unaudited)
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued liabilities	$25,308	$33,870
Revenues and royalties payable	3,350	6,801
Income taxes payable	3,726	5,228
Current portion of asset retirement obligations	—	1,325
Oil, natural gas and interest rate derivatives	12,804	27,711
Total current liabilities	45,188	74,935
Long-term debt	207,951	445,472
Asset retirement obligations and other long-term liabilities	18,343	25,089
Deferred income taxes	45,899	37,375
Oil and natural gas derivatives	3,780	13,589
Commitments and contingencies	—	—
Stockholder’s equity:
Common stock, $.01 par value:
Authorized shares—100,000
Issued and outstanding shares—1,000 at December 31, 2003 and March 31, 2004	1	1
Capital contributed by EXCO Holdings Inc.	172,045	172,045
Retained earnings (deficit)	4,177	(4,889)
Accumulated other comprehensive income (loss):
Foreign currency translation adjustments	7,680	6,657
Unrealized gain (loss) on equity investments	(34)	(6)
Total stockholder’s equity	183,869	173,808
Total liabilities and stockholder’s equity	$505,030	$770,268

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2004
	(Predecessor)	(Successor)

Revenues:
Oil and natural gas	$27,010	$47,734
Commodity price risk management activities	—	(26,878)
Other income (loss)	(1,697)	645
Total revenues	25,313	21,501
Costs and expenses:
Oil and natural gas production	8,520	10,791
Depreciation, depletion and amortization	5,079	10,756
Accretion of discount on asset retirement obligations	295	416
General and administrative	3,548	4,765
Interest	1,108	8,792
Total costs and expenses	18,550	35,520
Income (loss) before income taxes	6,763	(14,019)
Income tax expense (benefit)	2,669	(4,953)
Income (loss) before cumulative effect of change in accounting principle	4,094	(9,066)
Cumulative effect of change in accounting principle, net of income taxes	255	—
Net income (loss)	4,349	$(9,066)
Dividends on preferred stock	1,311
Earnings on common stock	$3,038

Basic earnings per share:
Income before cumulative effect of change in accounting principle	$.39
Cumulative effect of change in accounting principle, net of income taxes	.04
Earnings on common stock	$.43

Diluted earnings per share:
Income before cumulative effect of change in accounting principle	$.33
Cumulative effect of change in accounting principle, net of income taxes	.02
Earnings on common stock	$.35

Weighted average number of common and common equivalent shares outstanding:
Basic	7,022

Diluted	12,544

EXCO RESOURCES, INC.

CONDENSED CONSOLIDATED EBITDA AND ADJUSTED EBITDA RECONCILIATIONS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2003	2004
	(Predecessor)	(Successor)

Net income (loss)	$4,349	$(9,066)
Interest expense	1,108	8,792
Income tax expense (benefit)	2,669	(4,953)
Depreciation, depletion and amortization	5,079	10,756
EBITDA (1)	13,205	5,529
Expense from derivative ineffectiveness and terminated hedges	1,396	—
Accretion of discount on asset retirement obligations	295	416
Non-cash changes in fair value of derivatives	—	22,863
Adjusted EBITDA (1)	$14,896	$28,808

(1)  Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA,” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization.  “Adjusted EBITDA” represents EBITDA adjusted to exclude expenses from derivative ineffectiveness and terminated hedges, accretion of discounts on asset retirement obligations, and non-cash changes in the fair value of derivative financial instruments.  We have presented Adjusted EBITDA because it is substantially similar to financial measures that are used in covenant calculations required under our U.S. and Canadian credit agreements and the indenture to our 7¼% senior notes and compliance with the liquidity covenants included in these agreements is considered material to us.  Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others.  EBITDA and Adjusted EBITDA are measures that are not prescribed by GAAP.  EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities.  As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.